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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 Information Statement Pursuant to Section 14(c)
                     Of the Securities Exchange Act of 1934


Check the appropriate box:

[_]  Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement


                           ZEOLITE EXPLORATION COMPANY
                              (Name of Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

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

                           Zeolite Exploration Company
                               Youth Pioneer Park
                Taian Economic and Technological Development Zone
                      Tai'an City, Shandong Province 271000
                           People's Republic of China
                                (86-538) 856-0618



              NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

December 13, 2006

To the Stockholders of Zeolite Exploration Company:

     The  attached   Information   Statement  is  being   delivered  by  Zeolite
Exploration Company ("Zeolite") in connection with the approval by our stockholders of an amendment and restatement of our articles of incorporation to: (i) change our corporate name to "ShengdaTech, Inc."; (ii) authorize ten million (10,000,000) shares of undesignated preferred stock, whereby the board of directors of Zeolite will be authorized to establish, from the authorized shares of preferred stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series; (iii) delete the name of the resident agent; (iv) delete the names and addresses of the initial directors; and (v) delete the name and address of the incorporator. The stockholders of record as of November 24, 2006 are entitled to receive this Information Statement. This Information Statement is first being mailed to stockholders on or about December 13, 2006. We anticipate that the amendment to our articles of incorporation will become effective on or about January 5, 2007.

     Effective as of November 22, 2006, our board of directors approved resolutions authorizing us to file the amendment to our articles of incorporation with the Nevada Secretary of State. Zeolite obtained approval from the holders of a majority of the outstanding shares of common stock entitled to vote thereon pursuant to a written consent in accordance with Section 78.320(2) of the Nevada General Corporation Law approving and adopting the amendment and restatement of our articles of incorporation.

     This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of
Section 78.320(2) of the Nevada General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended. The Information Statement describes in greater detail the proposed changes to our articles of incorporation.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                           Zeolite Exploration Company
                               Youth Pioneer Park
                Taian Economic and Technological Development Zone
                      Tai'an City, Shandong Province 271000
                           People's Republic of China
                                (86-538) 856-0618

                                -----------------

                              INFORMATION STATEMENT

                                -----------------

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is being mailed on or about December 13, 2006 to all stockholders of record of Zeolite Exploration Company ("Zeolite"), a Nevada corporation, as of the close of business on November 24, 2006. It is being furnished in connection with the adoption of an amendment and restatement of our articles of incorporation by written consent of the holders of a majority of the outstanding shares of our common stock. We anticipate that the amendment and restatement will become effective on or about January 5, 2007. A copy of the amendment and restatement of our articles of incorporation is attached to this document as Exhibit A.

     Effective as of November 22, 2006, our board of directors adopted resolutions approving the amendment of our articles of incorporation to (i) change our name from "Zeolite Exploration Company" to "ShengdaTech, Inc."; (ii) authorize ten million (10,000,000) shares of undesignated preferred stock, whereby our board of directors will be authorized to establish, from the authorized shares of preferred stock, one or more classes or series of shares, to designated each such class and series, and to fix the rights and preferences of each such class and series; (iii) delete the name and address of the resident agent; (iv) delete the names and addresses of the initial directors; and (v) delete the name and address of the incorporator.

     The amendment and restatement of our articles of incorporation has been approved by the holders of the majority of the issued and outstanding shares of common stock entitled to vote thereon by written consent in accordance with
Section 78.320(2) of the Nevada General Corporation Law. Our board of directors decided to obtain the written consent of holders of a majority of the outstanding common stock entitled to vote on the amended and restated articles in order to eliminate the cost and delay involved in holding a special meeting of our stockholders and in order to amend our articles of incorporation in a timely manner.

     The record date for purposes of determining the stockholders to whom this Information Statement is sent is November 24, 2006. As of the record date, we had 54,095,103 shares of common stock issued and outstanding, with each share of common stock entitled to one vote.

     Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the amendment and restatement of our articles of incorporation may not be effected until at least twenty (20) calendar days after this

Information Statement is sent or given to our stockholders. We anticipate that the amendment and restatement of our articles of incorporation will become effective on or about January 5, 2007 upon filing with the Nevada Secretary of State.

     There will not be a meeting of stockholders and none is required under the Nevada General Corporation Law because this action will be approved by written consent of the holders of a majority of the outstanding shares of our voting common stock.

                   AMENDMENTS TO THE ARTICLES OF INCORPORATION

NAME CHANGE TO SHENGDATECH, INC.

     Our board of directors and a majority of our stockholders have approved the change of our corporate name from "Zeolite Exploration Company" to "ShengdaTech, Inc." by means of an amendment to our articles of incorporation. The corporate name change will be effective upon the filing of an amendment to our articles of incorporation with the Nevada Secretary of State, which is expected to occur as soon as reasonable practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our stockholders.

     Our board of directors believes that changing our corporate name is in the best interest of the corporation and our stockholders.

     The voting and other rights that accompany our securities will not be affected by the change in our corporate name. Our ticker symbol, which is currently "ZXPL.OB," and our CUSIP number will both change as a result of our name change. Stockholders may, but need not, exchange their certificates to reflect the change in corporate name. Your existing certificate will continue to represent shares of our common stock as if our name had not changed. Our transfer agent will issue stock certificates with our new name as stock certificates are sent in upon transfers of shares by our existing stockholders. Until you sell or otherwise transfer your shares of common stock, there is no need to send us or our transfer agent your existing stock certificates.

AUTHORIZATION OF PREFERRED STOCK

     Our board of directors and a majority of our stockholders have authorized 10,000,000 shares of preferred stock, whereby the board of directors will be authorized to establish, from the authorized shares of preferred stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each class and series. The rights and preferences established by the board of directors for the preferred stock may include, but are not limited to, dividend rates, conversion prices, voting rights, redemption rights and preemptive rights. The change to our authorized capital will become effective upon the filing of an amendment to our articles of incorporation with the Nevada Secretary of State, which is expected to occur as soon as reasonable practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our stockholders.

     The board of directors believes that it is advisable and in the best interests of the company to have preferred stock available in an amount adequate to provide for future needs. The additional shares will be available for issuance from time to time by the company in the discretion of the board of directors normally without stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, and convertible debt and equity financing.

     We have no present commitments for the issuance or use of the preferred stock. However, our board of directors believes that if the authorization of the preferred stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of our stockholders at that time could significantly impair our ability to meet financing requirements or other objectives.

     The preferred stock that our board of directors would be authorized to issue following the filing of the amendment would, if issued, have a dilutive effect upon the percentage of our equity owned by present stockholders. The issuance of preferred stock may be disadvantageous to current stockholders in that we may elect to issue share of preferred stock with rights, preferences or privileges senior to those held by current owners of our common stock without their prior consent.

     Our preferred stock may impose impediments to the ability of a third party to acquire control of us. Issuance of a new series of preferred stock, while providing the desirable flexibility in connection with a possible acquisition and other corporate purposes, could make it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of the outstanding voting shares of our common stock. The existence of our authorized and unissued preferred stock provides management with the means to issue additional capital shares to resist or frustrate a third party transaction providing an above-market premium that is favored by the majority of the disinterested stockholders.

DELETION OF THE NAMES AND ADDRESSES OF THE RESIDENT AGENT, INITIAL DIRECTORS, AND INCORPORATOR FROM OUR ARTICLES OF INCORPORATION

     Our board of directors and a majority of our stockholders have authorized the deletion from our articles of incorporation provisions not otherwise required to be located in our articles of incorporation. The provisions proposed for removal include (i) the second paragraph regarding the name and address of the resident agent; (ii) that portion of the fifth paragraph regarding the names and addresses of the initial directors; and (iii) the seventh paragraph regarding the name and address of the incorporator.

     The board of directors believes that it is advisable and in the best interests of our stockholders to make these changes to our articles of incorporation because the deleted information is out-dated, is not required to be contained in the articles and could, if retained, create confusion or conflicts with other governing documents or law. These changes to our articles of incorporation will become effective upon the filing of the amendment to our articles of incorporation with the Nevada Secretary of State, which is expected to occur as soon as reasonably practicable or after the twentieth (20th) day following the mailing of this Information Statement to our stockholders.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the amendment and restatement of the articles of incorporation. We obtained this approval through the written consent of stockholders owning a majority of the outstanding voting shares of our common stock. Therefore, a meeting to approve the name change and the amendment to the articles of incorporation is unnecessary and will not take place for this purpose. A copy of the amendment and restatement articles of incorporation is attached to this Information Statement as Exhibit A.

     Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for their election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the articles of incorporation, and certain mergers and reorganizations), in which cases Nevada law and our bylaws require a favorable vote of at least a majority of all outstanding shares. Shareholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. The number of shares outstanding as of the record date was 54,095,103.

ABSENCE OF DISSENTERS' RIGHTS

     No dissenters' or appraisal rights are available to our stockholders under the Nevada General Corporation Law in connection with the amendment and restatement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the shares of our common stock as of November 10, 2006 by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of the issued and outstanding shares of our common stock, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group.

     This table is based upon information derived from our stock records. Unless otherwise subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 54,095,103 shares of common stock outstanding as of November 10, 2006.


                                                      Number of Shares of
                                                    ----------------------
                                                         Common Stock          Percentage
Name (1)                                            Beneficially Owned (2)       Owned
                                                    ----------------------     ----------
Xiangzhi Chen                                                   22,902,912         42.30%
Anhui Guo                                                                0             *
Xueyi Zhang                                                              0             *
Xiqing Xu                                                        1,159,584          2.40
Zhaowei Ma                                                               0             *
All directors and executive officers as a group                 24,062,496         44.70%

--------
(1) The addresses of Xiangzhi Chen, Anhui Guo, Xueyi Zhang, Xiqing Xu, and Zhaowei Ma are Youth Pioneer Park, Tai'an Economic and Technological Development Zone, Tai'an City, Shandong Province 271000, People's Republic of China.

(2) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Ordinary shares relating to options and warrants currently exercisable or exercisable within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

* Less than 1%.

                            By Order of the Board of Directors:
                            Zeolite Exploration Company


                            Xiangzhi Chen, Chief Executive Officer



Tai'an, The People's Republic Of China
December 13, 2006

Exhibit A

                    CERTIFICATE OF AMENDMENT AND RESTATEMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                           ZEOLITE EXPLORATION COMPANY


     The undersigned hereby certifies as follows:

     1. He is the duly elected and acting President of Zeolite Exploration Company, a Nevada corporation (the "corporation").

     2. The Articles of Incorporation of the corporation were filed with the Nevada Secretary of State on May 11, 2001.

     3. A Certificate of Amendment to the Articles of Incorporation of the corporation was filed on February 8, 2006, and made effective as of February 13, 2006, through which the corporation effected a one-for-two reverse stock split of its authorized and outstanding shares of common stock, $0.00001 par value per share ("Common Stock").

     4. On November 22, 2006, the Board of Directors of the corporation unanimously approved the Amendment and Restatement of the corporation's Articles of Incorporation set forth below pursuant to Sections 78.385, 78.390 and 78.403 of the Nevada Revised Statutes.

     5. On November 22 2006, upon the recommendation of the Board of Directors of the corporation, the Amendment and Restatement of the corporation's Articles of Incorporation was submitted to the stockholders of the corporation. The stockholders holding 54,095,103 shares of the Company's Common Stock were entitled to vote on the Amendment and Restatement, with amendment to the Articles of Incorporation requiring the affirmative vote of a majority of the outstanding shares of Common Stock. The holders of 27,645,024 shares of Common Stock, constituting a majority of those votes entitled to be cast, voted in favor of the amendment.

     6. The Articles of Incorporation, as amended to the date of this certificate, are hereby amended and restated as follows:

                                      FIRST

     The name of the corporation is ShengdaTech, Inc.

                                     SECOND

     The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the Nevada General corporation Law.

                                      THIRD

     The aggregate number of shares of stock that the corporation shall have authority to issue is one hundred and ten million (110,000,000) shares, consisting of One Hundred Million (100,000,000) shares of common stock, $0.00001 par value (the "Common Stock"), and ten million (10,000,000) shares of preferred stock, $0.00001 par value (the "Preferred Stock"). Shares of Preferred Stock of the corporation may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it. The Board of Directors is further authorized to increase or decrease (but not below the number of shares then outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Except as provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Each holder of Common Stock shall be entitled to one vote for each share held.

                                     FOURTH

     The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the corporation.

                                      FIFTH

     The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

                                      SIXTH

     The corporation is to have perpetual existence.

                                     SEVENTH

     In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized as follows:

         (i) Subject to the bylaws, if any, adopted by the stockholders, to make, alter or amend the bylaws of the corporation.

         (ii) To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         (iii) By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name and names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

         (iv) When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interest of the corporation.

                                     EIGHTH

     Meetings of stockholders may be held outside the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

                                      NINTH

     The corporation  reserves the right to amend,  alter,  change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation

                                      TENTH

     The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada.










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